Goldspring, Inc.
P.O Box 1118
Virginia City, NV 89440
775-847-5272

August 13, 2008

Mr. John Winfield
President
DWC Resources, Inc.
Carson City, NV 89703

Re: Letter of Intent (DWC Property, Storey County, Nevada)

Dear Mr. Winfield:

This Letter of Intent will confirm our mutual intention to enter into a Purchase (the “Agreement”) between DWC Resources, Inc., a Nevada Corporation (DWC), and Goldspring, Inc., a Florida Corporation (“Goldspring”), affecting the DWC property situated in Storey County, Nevada (the “Property”), as more particularly defined in Paragraph 1 below). This letter of intent is intended to be binding upon the parties.

1. Property Description. The Property consists of the patented and unpatented lode mining claims, together with all structures and improvements thereon, which are more particularly described on Exhibit A attached hereto.

a.	During the purchase period Goldspring shall have the sole, exclusive, and immediate right to enter upon and evaluate the Property and to have quiet and exclusive possession of the Property.

b.
Goldspring will spend a minimum of $250,000.00 in exploration expenditures on the subject Property during each of the following five years: (1) from execution of this Letter of Intent until July 31st, 2013. The failure to spend such amount shall constitute an Event of Default, as such term is defined in the Note.

Goldspring, Inc.
August 12, 2008

2. Sale of Property. Goldspring shall purchase the Property. The Agreement shall contain the following provisions, among others, regarding the Purchase:

a. The purchase price for the Property shall be $7,500,000.00.

b. The convertible Promissory Note described in Paragraph 2(a) above shall bear interest at the rate of 9% per year, interest is payable in quarterly installments on the first day of each quarter. The Note shall have a five year term. The Promissory Note and any stock obtained through conversion shall be subject to the terms and conditions set forth in Exhibit B attached hereto which shall reflect similar executed notes with Winfield. The Note shall be secured by the Property.

c. The Purchase Price and terms set forth in Paragraphs 2.a and 2.b are subject to adjustment on a dollar for dollar basis due to the results of a fairness opinion and/or appraisal (the “Goldspring Fairness Opinion”) to be obtained by Goldspring by a third party engineering firm and or investment banking firm selected by Goldspring within 30 days from the date hereof. The parties specifically agree to this provision as this is a “related party transaction” as such terms are defined under the federal securities laws. In the event the Goldspring Fairness Opinion results in a reduction of the Purchase Price of 15% or more, DWC shall be entitled to obtain at its own cost, a second fairness opinion, which opinion at DWC’s option, shall be binding on Goldspring.

d. At the option of DWC, any payment on the Note can be paid in common stock of Goldspring and the conversion rate for the shares shall be calculated as follows: (i) the average of the five lowest closing bid prices for the thirty trading days immediately prior to the execution of this Letter of Intent, multiplied by 85%; or (ii) the average of the three lowest closing bid prices for the twenty (20) trading days immediately prior to the date of exercise of such option, multiplied by 85%, whichever is lower and restricted under rule 144.)

4. Reserved Royalty. Upon receipt of the purchase price, as specified in Paragraph 2 above, DWC shall convey the Property to Goldspring by way of a Quitclaim Deed, free and clear of liens and encumbrances. The Deed shall reserve to DWC a quarterly royalty on production which shall vary in accordance with the average price of gold for the proceeding calendar quarter, as follows:

Goldspring, Inc.
August 12, 2008

Table of Royalty Payments

Gold Price / Ounce	Pre-Production Royalty	Royalty Paid on Production (“Net Smelter Return”)	Total NSR Royalty
$250.00 or less	1%	1%	2%
$251.00 to $500.00	1.5%	1.5%	3%
$501.00 to $750.00	2%	3%	5%
$751.00 or over	3%	3%	6%

Pre-production royalties shall be paid upon verification of a mineable resource by an accredited third party engineer. The term “net smelter returns” shall be defined in accordance with Nevada standards. Goldspring expressly acknowledges the above royalties shall be exclusive of the 1% NSR royalty retained by Art Wilson to be paid by GoldSpring from production.

5. Additional Commitments. During the term of the Note, Goldspring shall comply with the following conditions:

a. Goldspring shall pay all property taxes on a timely basis with respect to the Property;

b. Goldspring shall obtain all necessary local, state and federal permits required for its exploration activities, and Goldspring shall obtain all reclamation bonds required by state and federal agencies;

c. Goldspring shall keep the Property free of all liens and encumbrances; and shall defend, indemnify, and hold DWC harmless from all claims, demands, and liabilities arising from Goldspring’s activities on the Property.

6. Miscellaneous Provisions. The following provisions shall apply to this Letter of Intent and the Agreement: binding effect, choice of law (Nevada), and other standard provisions.

Please indicate your consent to these terms by signing the Acceptance below and returning a copy to our office. Thank you for your attention.

DWC Resources Inc., a Nevada Corporation

By:
John Winfield, President

 ACCEPTANCE OF LETTER OF INTENT

The undersigned hereby accepts and agrees to the terms set forth in this Letter of Intent.

Dated this _____________ day of August, 2008.

Goldspring, Inc., a Florida Corporation

By:
Robert Faber, President

Exhibit “A”

DWC Properties

Exhibit “B”

Note

Goldspring, Inc.
P.O Box 1118
Virginia City, NV 89440
775-847-5272

August 13, 2008

Mr. John Winfield
Or Nominee
Carson City, NV 89703

Re: Letter of Intent (Sutro Tunnel Co. Lease dated January 1, 2008, Storey County, Nevada)

Dear Mr. Winfield:

This Letter of Intent will confirm our mutual intention to sign a sublease\Purchase (the “Agreement”) between John Winfield or Nominee, herein after “Winfield” and Goldspring, Inc., a Florida Corporation (“Goldspring”), affecting the Sutro Tunnel Co. Lease property situated in Storey County, Nevada (the “Property”), as more particularly defined in Paragraph 1 below). This letter of intent is intended to be binding upon the parties. Goldspring can Purchase the Property over a five year period pursuant to the terms and conditions set forth below.

1.
Property Description. The Property consists of the patented lode mining claims, together with all structures and improvements thereon, which are more particularly described on Exhibit A attached hereto, “THE LEASE”.

a.	During the Purchase period Goldspring shall have the sole, exclusive, and immediate right to enter upon and evaluate the Property and to have quiet and exclusive possession of the Property.

b.	During the Purchase period Winfield shall not deal or attempt to deal with its right, title, and interest in the Property in any way that would preclude negotiation and execution of the Agreement.

c.
Goldspring will spend a minimum in exploration expenditures on the subject Property as per Section C of the Lease. The failure to spend such amount shall constitute an Event of Default, as such term is defined in the Note.

d.	Goldspring shall pay for all property taxes with respect to the Property during the Purchase years.

Goldspring, Inc.
August 12, 2008

e.
Goldspring shall obtain all necessary local, state, and federal permits required for its exploration activities, and Goldspring shall obtain all reclamation bonds required by state and federal agencies.

f.
In conducting its examination of the Property, Goldspring shall keep the Property free of all liens and encumbrances; and shall defend, indemnify, and hold Winfield harmless from all claims, demands, and liabilities arising from Goldsprings’ activities on the Property.

g.
In addition to its physical examination of the Property, Goldspring may conduct an examination of the title of the Property, which may include preparation of a title opinion (at Golspring’s expense) satisfactory to Goldspring.

2.	Sale of Lease. Goldspring will purchase the Lease of the Property. The Agreement shall contain the following provisions, among others, regarding the Purchase:

a. The purchase price for the Property shall be $2,000,000.00.

b. The convertible Promissory Note for the purchase in Paragraph 2(a) shall bear interest at the rate of 9% per year, interest is payable in quarterly installments on the first day of each quarter. The term of the Note shall be five years. The Promissory Note and any stock obtained through conversion shall be subject to the terms and conditions set forth in Exhibit B attached hereto which shall reflect similar executed notes with Winfield. The Note shall be secured by the Property.

c. The Purchase Price and terms set forth in Paragraphs 2.a and 2.b are subject to adjustment on a dollar for dollar basis due to the results of a fairness opinion and/or appraisal (the “Goldspring Fairness Opinion”) to be obtained by Goldspring by a third party engineering firm and or investment banking firm selected by Goldspring within 30 days from the date hereof. The parties specifically agree to this provision as this is a “related party transaction” as such terms are defined under the federal securities laws. In the event the Goldspring Fairness Opinion results in a reduction of the Purchase Price of 15% or more, Winfield shall be entitled to obtain at his own cost, a second fairness opinion, which opinion at Winfield’s option, shall be binding on Goldspring.

Goldspring, Inc.
August12, 2008

d. At the option of Winfield, any payment on the Note can be paid in the common stock of GoldSpring, the conversion rate for the shares shall be calculated as follows: (i) the average of the five lowest closing bid prices for the thirty (30) trading days immediately prior to the execution of this Letter of Intent, multiplied by 85%; or (ii) the average of the five lowest closing bid prices for the twenty trading days immediately prior to the date of exercise of such option, multiplied by 85%, whichever is lower and restricted under rule 144.

3.	Reserved Royalty GoldSpring shall pay to Winfield et al a net smelter return royalty as listed in the following table.

Table of Royalty Payments

Gold Price / Ounce	Pre-Production Royalty	Royalty Paid on Production (“Net Smelter Returns”)	Underlying Royalty	Total NSR Royalty
$250.00 or less	0.5%	0.5%	5%	6%
$251.00 to $500.00	1.0%	1.0%	5%	7%
$501.00 or over	1.5%	0.5%	5%	7%

Pre-production royalties shall be paid upon verification of a mineable resource by an accredited third party engineer. The term “net smelter returns” shall be defined in accordance with Nevada standards. If Winfield provides an acceptable buy-out of the Sutro lands, then Winfield shall retain an additional 1% NSR. Goldspring expressly acknowledges the above royalties shall be exclusive of any other royalties payable by Goldspring relating hereto.

4.	Miscellaneous Provisions. The following provisions shall apply to this Letter of Intent and the Agreement: binding effect, choice of law (Nevada), and other standard provisions.

Goldspring, Inc.
August 12, 2008

Please indicate your consent to these terms by signing the Acceptance below and returning a copy to our office. Thank you for your attention.

By:
John Winfield

ACCEPTANCE OF LETTER OF INTENT

The undersigned hereby accepts and agrees to the terms set forth in this Letter of Intent.

DATED this _____________ day of August, 2008.

Goldspring, Inc., a Florida corporation

By:
Robert Faber, President

Schedule “A”

Attachment of Sutro Tunnel Co. Mineral Exploration and Mining Lease with

John Winfield or Nominee dated January 8, 2008

Schedule “B”

Exhibit of Notes